    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    -----------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    -----------------------------------------

                      ENHANCE FINANCIAL SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)

                               New York 13-3333448
         (State or other jurisdiction of (I.R.S. Employer Identification incorporation or organization) Number)

                               335 Madison Avenue
                            New York, New York 10017
               (Address of principal executive offices) (Zip code)

                      ENHANCE FINANCIAL SERVICES GROUP INC.
                 1997 LONG-TERM INCENTIVE PLAN FOR KEY EMPLOYEES
                            (Full title of the Plan)

                              Samuel Bergman, Esq.
                  Executive Vice President and General Counsel
                      Enhance Financial Services Group Inc.
                               335 Madison Avenue
                            New York, New York 10017
                                 (212) 983-3100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                Proposed maximum       Proposed maximum        Amount of
  Title of securities        Amount to be        offering price       aggregate offering      Registration
    to be Registered        Registered (1)        Per Share (2)            Price (2)              Fee
    ----------------        --------------        -------------            ---------              ---
Common Stock, par value
     $.10 per share        3,100,000 shares          $ 15.88             $ 49,228,000          $ 12,996

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Act"), an additional undeterminable number of shares of common stock, par value $.10 per share ("Common Stock"), is being registered to cover any adjustments in the number of shares of Common Stock issuable under the Enhance Financial Services Group Inc. 1997 Long-Term Incentive Plan for Key Employees pursuant to the anti-dilution provisions thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents By Reference.

         The following documents filed with the Securities and Exchange Commission by Enhance Financial Services Group Inc. ("Enhance Financial" or the "Registrant") are incorporated herein by reference:

         (1) Enhance Financial's Annual Report on Form 10-K for the year ended December 31, 1998;

         (2) Enhance Financial's Quarterly Report on Form 10-Q for the three-month period ended March 31, 1999;

         (3) Enhance Financial's Quarterly Report on Form 10-Q for the three-month period ended June 30, 1999;

         (4) Enhance Financial's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1999; and

         (5) the description of the Common Stock contained in Enhance Financial's Registration Statement filed on Form 8-A.

         All documents subsequently filed by Enhance Financial pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  Description of Securities.

         Not applicable.


ITEM 5.  ]Interest of Named Experts and Counsel.

         Certain legal matters with respect to the securities being offered hereby are being passed upon by Samuel Bergman, Esq., Executive Vice President and General Counsel of Enhance Financial. As of December 20, 1999, Mr. Bergman owned 8,700 shares of Common Stock and held options to purchase an additional 273,000 shares.


ITEM 6.  Indemnification of Directors and Officers.

         As permitted by Section 722 of the New York Business Corporation Law (the "BCL"), the amended certificate of incorporation of Enhance Financial eliminates the personal liability of members of its board of directors to Enhance Financial or its shareholders for monetary damages for violations of their financial duty of care. Such provision has no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, such provision may not and does not eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

         Section 6.5 of Enhance Financial's by-laws provides that, except as prohibited by the BCL, directors and certain other personnel of Enhance Financial are to be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of Enhance Financial, subject to certain qualifications and provided that each such person acted in good faith and in a manner that he or she reasonably believed was in Enhance Financial's best interest and did not derive any improper financial profit or other advantage.


ITEM 7.  Exemption from Registration Claimed.

         Not applicable.


ITEM 8.  Exhibits.

         Exhibit No.    Document
         -----------    --------

            3.1 Restated certificate of incorporation of the registrant filed with the State of New York on July 7, 1999. (Incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1999 (the "1999 2Q 10-Q")

            3.2 By-laws of the registrant. (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 filed with the Securities and Exchange Commission on January 21, 1992 to the registrant's Registration Statement on Form S-1 (File No. 33-44322) filed with the Securities and Exchange Commission on December 11, 1991.)

            5 Opinion of Samuel Bergman, Esq. re legality of shares of Common Stock being registered.

            10.2.2 1997 Long-Term Incentive Plan for Key Employees, as amended and restated as of June 3, 1999. (Incorporated by reference to Exhibit 10.2.2 to the registrants 1999 2Q 10-Q.)

            23.1        Consent of Deloitte & Touche LLP.

            23.2        Consent of Samuel Bergman, Esq. (included in Exhibit 5).

            24 Power of Attorney (see pages II-4 and II-5 of this Registration Statement).


ITEM 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

                           (i) to include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 20, 1999.

                                        ENHANCE FINANCIAL SERVICES GROUP INC.

                                        By /s/ DANIEL GROSS
                                           -------------------------------------
                                           Daniel Gross
                                           President and Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Daniel Gross and Samuel Bergman, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Enhance Financial Services Group Inc., and any or all amendments (including post-effective amendments) thereto, relating to the offering of shares of its Common Stock, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                  Title                              Date
----------                  -----                              ----


/s/ DANIEL GROSS            President, Chief Executive         December 20, 1999
-------------------------   Officer and Director
Daniel Gross                (principal executive officer)


/s/ RICHARD J. LUTENSKI     Executive Vice President           December 20, 1999
-------------------------   (principal financial
Richard J. Lutenski         officer and principal
                            accounting officer)


/s/ BRENTON W. HARRIES      Director                           December 20, 1999
-------------------------
Brenton W. Harries


/s/ DAVID R. MARKIN         Director                           December 20, 1999
-------------------------
David R. Markin


/s/ JAY A. NOVIK            Director                           December 20, 1999
-------------------------
Jay A. Novik

Signatures                  Title                              Date
----------                  -----                              ----


/s/ WALLACE O. SELLERS      Director                           December 20, 1999
-------------------------
Wallace O. Sellers


/s/ RICHARD J. SHIMA        Director                           December 20, 1999
-------------------------
Richard J. Shima


/s/ ROBERT P. SALTZMAN      Director                           December 20, 1999
-------------------------
Robert P. Saltzman


/s/ SPENCER R. STUART       Director                           December 20, 1999
-------------------------
Spencer R. Stuart


/s/ ALLAN R. TESSLER        Director                           December 20, 1999
-------------------------
Allan R. Tessler


/s/ FRIEDA K. WALLISON      Director                           December 20, 1999
-------------------------
Frieda K. Wallison


/s/ JERRY WIND               Director                          December 20, 1999
-------------------------
Jerry Wind


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